  HANSEN, BARNETT & MAXWELL

A Professional Corporation

CERTIFIED PUBLIC ACCOUNTANTS

5 Triad Center, Suite 750

Salt Lake City, UT 84180-1128

Phone: (801) 532-2200

Fax: (801) 532-7944

www.hbmcpas.com

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors

Lucy’s Cafe, Inc.

As independent certified public accountants, we hereby consent to the use of our report dated September 5, 2003, with respect to the financial statements of Lucy’s Cafe, Inc. in its registration statement on Form SB-2/A Amendment No.2 relating to the registration of 3,470,000 shares of common stock. We also consent to the use of our name and the reference to us in the Experts section of the registration statement.

/s/HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah

January 12, 2004